UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/19/2005

First State Bancorporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-12487

New Mexico	85-0366665
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7900 Jefferson NE
Albuquerque, NM 87109
(Address of Principal Executive Offices, Including Zip Code)

505-241-7500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 15, 2005, First State Bancorporation appointed Daniel H. Lopez, Ph.D., to its Board of Directors. Dr. Lopez, age 59, has served as President of New Mexico Institute of Mining and Technology since 1993. Dr. Lopez was appointed to serve as a director until 2008, subject to his election by shareholders at the next annual meeting of shareholders. Dr. Lopez was selected consistent with the Nominating Committee Charter and the Nominating Committee Policies and Procedures and there are no arrangements or understandings between Dr. Lopez and any other person pursuant to which he was selected to serve on the Board of Directors. Dr. Lopez currently does not have any related party transactions with the Company. Dr. Lopez will serve on the Board's Compensation Committee. A copy of the release concerning Dr. Lopez's appointment to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.    Other Events

On July 15, 2005, First State Bancorporation's Board of Directors approved a board resolution, pursuant to Article II, Section 1, of the Company's Bylaws as amended, to increase the number of directors comprising the Board of Directors from nine (9) directors to ten (10) directors.

Item 9.01.    Financial Statements and Exhibits

(c)      Exhibits

99.1   Press Release dated July 19, 2005 announcing the appointment of a new director.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

First State Bancorporation

Date: July 20, 2005.	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	News release, dated July 19, 2005